Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Heritage Financial Group, Inc. (SEC File Numbers 333-171391 and 333-171894) of our report dated October 28, 2011, with respect to the statement of assets acquired and liabilities assumed by Heritage Financial Group, Inc. as of August 19, 2011 included in the Current Report on Form 8-K/A.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia
October 28, 2011